Form N-SAR,
Sub-Item 77Q1(a)
Copies of any material amendments
to the registrant's charter
Nuveen Georgia Dividend Advantage
Municipal Fund 2
333-100220, 811-21152

On November 14, 2002, under Conformed
Submission
Type 497, accession number, 0000950137-
02-006218,
a copy of the Statement Establishing and Fixing the Rights and Preferences of Municipal
Auction Rate
Cumulative Preferred Shares
("Munipreferred"),
considered to be an
amendment to the Declaration of Trust of the above-referenced fund, was filed with the SEC and is herein incorporated by reference as an exhibit to the Sub-Item 77Q1(a) of Form N-SAR.